SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 9, 2005

Thomas Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22010	72-0843540
(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 869-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

On February 9, 2005, at a meeting of the Board of Directors, Edward P. Evans was appointed to serve as a member of the board of directors. Mr. Evans is a shareholder of Thomas Group, but is not currently serving on a committee of the Board of Directors. The resolution of the Board of Directors electing Mr. Evans is attached hereto as Exhibit 99.1. Mr. Evans was also involved in an equity transaction in 2002 involving stock and warrants, the details of which are filed as Exhibits 99.1 to the Company’s Form 8-K/A dated October 22, 2002. Mr. Evans also serves on the Board of Directors of HBD Industries, Inc. The press release dated February 14, 2005 announcing the appointment of Mr. Evans to the Board of Directors is attached hereto as Exhibit 99.1.

Exhibit Number	Description
99.1	Press release dated February 15, 2005 announcing the Election of Edward P. Evans to the Board of Directors.

99.2

Amended and Restated Note and Warrant Purchase Agreement, dated October 17, 2002, by and between the Company, Edward P. Evans and John T. Chain, Jr. (filed as Exhibit 99.1 to the Company’s Form 8-K/A dated October 22, 2002 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	February 15, 2005	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer